Exhibit (a)(23)

AMENDMENT OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

ARTISAN PARTNERS FUNDS, INC.

The undersigned Secretary of Artisan Partners Funds, Inc. (the “Corporation”) hereby certifies that in accordance with Section 180.1002 of the Wisconsin Business Corporation Law and Article IV of the Corporation’s Amended and Restated Articles of Incorporation, as amended (the “Restated Articles”), the following Amendment was duly adopted to create the Institutional Shares series of Artisan Small Cap Fund:

“Article IV is hereby amended by deleting Section A of Article IV in its entirety and replacing it with the following:

‘A. The Corporation is authorized to issue an indefinite number of shares of common stock, $.01 par value per share. Subject to the following paragraph, the authorized shares are classified as follows:

Class	Series	Authorized Number of Shares

Artisan Small Cap Fund	Investor Shares	Indefinite

Artisan Small Cap Fund	Institutional Shares	Indefinite

Artisan International Fund	Investor Shares	Indefinite

Artisan International Fund	Institutional Shares	Indefinite

Artisan Mid Cap Fund	Investor Shares	Indefinite

Artisan Mid Cap Fund	Institutional Shares	Indefinite

Artisan Small Cap Value Fund	Investor Shares	Indefinite

Artisan Small Cap Value Fund	Institutional Shares	Indefinite

Artisan Mid Cap Value Fund	Investor Shares	Indefinite

Artisan Mid Cap Value Fund	Institutional Shares	Indefinite

Artisan International Small Cap Fund	Investor Shares	Indefinite

Artisan International Value Fund	Investor Shares	Indefinite

Artisan International Value Fund	Institutional Shares	Indefinite

Artisan Value Fund	Investor Shares	Indefinite

Artisan Value Fund	Institutional Shares	Indefinite

Artisan Emerging Markets Fund	Advisor Shares	Indefinite

Artisan Emerging Markets Fund	Institutional Shares	Indefinite

Artisan Global Value Fund	Investor Shares	Indefinite

Artisan Growth Opportunities Fund	Investor Shares	Indefinite

Artisan Growth Opportunities Fund	Institutional Shares	Indefinite

Artisan Global Equity Fund	Investor Shares	Indefinite

The remaining shares shall remain unclassified until action is taken by the Board of Directors pursuant to the following paragraph.’”

Exhibit (a)(23)

This Amendment to the Restated Articles was adopted by the Board of Directors of the Corporation on February 14, 2012 without shareholder approval in accordance with Sections 180.1002(8) and 180.0602(1)(a) and (b). Prior to this Amendment, none of the Institutional Shares of Artisan Small Cap Fund have been issued.

Executed this 1st day of March, 2012.

ARTISAN PARTNERS FUNDS, INC.

By:	/s/ Sarah A. Johnson
Sarah A. Johnson Secretary

This instrument was drafted by:

Laura A. Hawkins

Godfrey & Kahn, S.C.

780 North Water Street

Milwaukee, Wisconsin 53202